SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

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                                                                                    AQUAMER MEDICAL CORP.

(Name of Registrant as Specified In Its Charter)

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AQUAMER MEDICAL CORP.

350 Merrimack Street, Building 5

Lawrence, MA 01843

________, 2009

To our Stockholders:

Enclosed please find an Information Statement providing information to you regarding the following corporate action taken by our Board of Directors on July 24, 2009, and the holders of at least the majority of the issued and outstanding common stock (the “Majority Stockholders”) of Aquamer Medical Corp. on July 24, 2009, approving an amendment to our Certificate of Incorporation to:

(1) change the name of our corporation to Kwick Search Corporation; and

(2) effect a 1:30 reverse stock split with respect to our outstanding shares of common stock.

    The Information Statement also provides information to you regarding the election of our Board of Directors approved by the Majority Stockholders on June 24, 2009. The foregoing actions will be effective approximately twenty (20) days after the mailing of this Information Statement. Only stockholders of record at the close of business on June 24, 2009 and July 24, 2009, the date of the written consent of those stockholders constituting the Majority Stockholders with respect to the actions described above, are entitled to notice of such actions. This Information Statement is being circulated to advise our stockholders of such actions already approved by the Majority Stockholders. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until approximately twenty (20) days after the date this Information Statement is mailed to our stockholders of record as of June 24, 2009 and July 24, 2009. Therefore, this Information Statement is being sent to you for informational purposes only.

The Majority Stockholders and our Board of Directors have also authorized our officers to execute documents and take other action as is necessary to effect the authorized actions.

The written consent of the Majority Stockholders assures that the above actions will occur without your vote. Your vote is not required to approve these actions, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the actions that have been taken.

                                                Very truly yours,

                                                Aquamer Medical Corp.

                                                /s/ Marshall Sterman

                                                President

INFORMATION STATEMENT

AQUAMER MEDICAL CORP.

350 Merrimack Street, Building 5

Lawrence, MA 01843

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about _______, 2009 to the holders of record as of the close of business on June 24, 2009 (the “June Record Date”) and July 24, 2009 (the “July Record Date”) of the common stock of Aquamer Medical Corp. (“Aquamer,” “we,” “us” or the “Company”). Our Board of Directors has approved, and a total of five (5) stockholders owning 52,068,768 shares of our common stock outstanding as of June 24, 2009 and July 24, 2009 have consented in writing to the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and is sufficient under the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of Aquamer for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of the Information Statement is _______, 2009.

GENERAL

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Aquamer Medical Corp.

350 Merrimack Street, Building 5

Lawrence, MA 01843

Telephone No.: (781) 389-9703

Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. Our Certificate of Incorporation does not authorize cumulative voting. As of the each of the June Record Date and July Record Date, we had 89,729,176 shares of common stock outstanding. Each share of common stock is entitled to one (1) vote. Of the total issued and outstanding shares, more than 50%, or 44,864,589, is required to pass any stockholder resolution. The consenting Majority Stockholders of Aquamer are five stockholders who in the aggregate hold 52,068,768 shares of our common stock, representing a total of 58.03% of the total voting power as of each of the June Record Date and July Record Date.  Pursuant to Section 228(a) of the Delaware General Corporation Law, the consenting Majority Stockholders voted in favor of the actions described herein in a written consent dated June 24, 2009 and July 24, 2009. The consenting stockholders’ names and shares of common stock voted are as follows:

Shares of
Name of Consenting	Common Stock
Stockholder	Voted by Consent
FPM QTIP Trust	15,000,000
Marshall Sterman (1)	12,096,852(2)
Steven Preiss	11,476,376
Maria DeVito	8,976,375
Patricia Jenkins	4,519,765
Total	52,068,768

(1)	Mr. Sterman is the President and Chief Executive Officer and a member of the Board of Directors of Aquamer, Inc.
(2)	Includes 288,799 shares owned by Mr. Sterman’s spouse, and 288,799 shares owned by The Mayflower Group, LTD, an entity of which Mr. Sterman is the President.

PROPOSALS BY SECURITY HOLDERS

None

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides summary information for the fiscal years 2006, 2007 and 2008 concerning cash and non-cash compensation paid or accrued by us to, or on behalf of, Marshall Sterman, our President and Director, and Steven Preiss, our Research Coordinator.

Summary Compensation Table
		Annual Compensation				Awards	Payouts

Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/LTIP SARs Payouts	All Other Compensation

Marshall Sterman President and Director	2006	$ 0		0	0	0	0	0
	2007	45,000	(1)	0	0	0	0	0
	2008	50,000	(2)	0	0	0	0	0

Steven Preiss	2006	0		0	0	0	0	0
Research Coordinator	2007	45,000	(3)	0	0	0	0	0
	2008	25,524	(4)	0	0	0	0	0

(1) Salary was accrued but unpaid as of December 31, 2007. In 2008, Mr. Sterman received 4,500,000 shares, valued at $45,000, in lieu of cash payment.

(2) In 2008, Mr. Sterman received 1,500,000 shares, valued at $15,000, in lieu of cash payment. An additional $35,000 was accrued but unpaid at December 31, 2008. In April 2009, payment was made in shares for salary previously accrued but unpaid.

(3) Of this amount, $35,423 was applied to payment of a loan from the Company of $29,000 plus accrued interest of $6,524. The balance of $9,476 was accrued but unpaid as of December 31, 2007 and remained unpaid as of December 31, 2008. In April 2009, payment was made in shares, in lieu of cash payment of $9,476.

(4) This amount was accrued but also unpaid at December 31, 2008. In April 2009 payment was made in shares, in lieu of cash payment of $25,524.

DIRECTORS’ COMPENSATION

Directors who are also employees receive no additional compensation for attendance at Board meetings. Our directors will be reimbursed for reasonable expenses incurred in attending meetings. No directors’ fees have been paid to date.

STOCK OPTION PLAN

We do not have a stock option plan.

EMPLOYMENT AGREEMENTS

We are not a party to any employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 24, 2009 and July 24, 2009, there were 89,729,176 shares of our common stock issued and outstanding. None of our preferred stock has been issued.

The following table describes certain information regarding certain individuals who beneficially owned our common stock on June 24, 2009 and July 24, 2009. In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

The individuals included in the following table are people who we know beneficially own or exercise voting control over 5% or more of our common stock; each of our officers and directors; and all executive officers and directors as a group.

Name and address	Common Shares Owned		% Common Shares Owned

Marshall Sterman	12,096,852	(1)	13.5%
c/o Aquamer Medical Corp. 350 Merrimack Street Building 5 Lawrence, MA 01843
Michael J. O’Hara	0		0%
c/o Aquamer Medical Corp. 350 Merrimack Street Building 5 Lawrence, MA 01843

Ivan Berkowitz, PhD	500,000		0.56%
c/o Aquamer Medical Corp. 350 Merrimack Street Building 5 Lawrence, MA 01843

Steven Preiss	11,476,376		12.8%
c/o Aquamer Medical Corp. 350 Merrimack Street Building 5 Lawrence, MA 01843

FPM QTIP Trust	15,000,000		16.7%
Peter Johnson, Trustee Nixon Peabody LLP 100 Summer Street Boston, MA 02110

Maria DeVito	8,976,375		10.0%
116 Bridges Lane North Andover, MA 01845

Harry Pack	8,964,298		10.0%
2789 NE 5th St. Pompano Beach, FL 33062

Patricia Jenkins	4,519,765		5.0%
30 Coachman's Lane North Andover, MA 01845

All Officers and Directors	12,596852	14.04%
(-3- persons) as a group

(1) Includes 288,799 shares owned by Mr. Sterman's spouse and 288,799 shares owned by The Mayflower Group, LTD, an entity of which Mr. Sterman is the President. Mr. Sterman is a director of the Company and its President and Chief Executive Officer.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and Bylaws indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the U.S. Securities and Exchange Commission (“SEC”), such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marshall Sterman - President, Chief Executive Officer and Chairman of the Board of Directors

For the period April 1, 2007 through December 31, 2007, we accrued $45,000 as compensation expense for Mr. Sterman's services as President and Chairman. As of December 31, 2007, a balance of $45,000 had been accrued but remained unpaid. In March 2008, we issued to Mr. Sterman 6,000,000 shares of our common stock, which were valued at $60,000 as payment of the accrued salary of $45,000 and additional salary of $15,000 through March 31, 2008. For the remainder of 2008, we accrued an additional $35,000, which was unpaid as of December 31, 2008. In April 2009, we issued to Mr. Sterman 7,000,000 shares of common stock, which were valued at $35,000 in lieu of a cash payment of that amount.

Steven Preiss - Research Coordinator

For the period April 1, 2007 through December 31, 2007, we accrued, as research and development expense, $45,000 for the services of Mr. Preiss as our research coordinator. Of the $45,000, which was accrued, $35,423 was applied as payment of a loan from the Company of $29,000 with accrued interest on that loan of $6,523. The balance of $9,477 remained accrued but unpaid as of December 31, 2007. In 2008, we accrued an additional $25,533 for the research services of Mr. Preiss, which resulted in a balance of $35,000 owed to Mr. Preiss on December 31, 2008. In April 2009, we issued to Mr. Preiss 7,000,000 shares of common stock, which were valued at $35,000 in lieu of a cash payment of that amount.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

On July 24, 2009, the following action was taken based upon the unanimous recommendation by our Board of Directors and the written consent of the consenting Majority Stockholders:

Amendment to Certificate of Incorporation

An amendment to our Certificate of Incorporation to: (1) change the name of our corporation to Kwick Search Corporation, and (2) effect a 1:30 reverse stock split affecting our outstanding shares of common stock (the “Amendment”).

The text of the Amendment is attached to this Information Statement as Exhibit A. The Amendment will become effective once it is filed with the Secretary of State of Delaware. Under federal securities laws, we cannot file the Amendment until at least twenty (20) calendar days after mailing this Information Statement to our stockholders.

Upon filing the Amendment with the Secretary of State of Delaware, our corporate name will be Kwick Search Corporation, and our outstanding shares of common stock will be proportionately decreased such that every 30 shares of common stock outstanding prior to the effectiveness of the Amendment will become one share of common stock outstanding upon and after the effectiveness of the Amendment.

(1)	Change of Corporate Name

We believe that the new corporate name Kwick Search Corporation will better reflect the nature and scope of our new line of business focusing on “real time” Internet search engine technology than our current name, Aquamer Medical Corp. The new corporate name will also be more closely identified with our new website, www.kwicksearchcorp.com.

In accordance with Regulation 14C of the federal securities laws, the name change will not become effective until twenty (20) calendar days after the mailing of this Information Statement. Until the name change to Kwick Search Corporation occurs, we do not intend use the new name, nor operate the website or otherwise conduct business under in this new line of business. Presently, we do not have any active operations or business. For the past ten years, we have operated as a clinical development stage company with a platform technology focused on water-based injectable products to be utilized as a bulking agent in the respective fields of use. We were formed in February 2000 to operate as a medical device company focused on the development and commercialization of three injectable biocompatible products. At present, we do not have any agreements with suppliers to provide the polymer product with chemical characteristics necessary for its technology. We do not have the funds to conduct any further clinical trials on its existing product and we have been unable to acquire additional patents and licenses for additional technology to support its products. Our products in development for orthopedic surgery, dermatology, urology, and gastroenterology have not been found to be marketable, and Aquamer has no present customers. There are only two employees of Aquamer, Marshall Sterman and Steven Preiss, and Aquamer currently has no other operations.

As we do not receive any revenue from our current line of business, have no supportable technology or other operations as a clinical development stage company, we do not expect the name change or the change in the focus of the Company to adversely effect our work as a clinical development stage company in the medical device industry.

During the time that this Information Statement is being solicited to our stockholders, we intend to actively engage in the preparatory work to effectively launch a new business focusing on a “real time” Internet search engine technology. These actions may include developing a new website, www.kwicksearchcorp.com, surveying the market for potential customers and discussing with potential licensees for technology to successfully launch the business. Once we are able to launch and operate this new line of business, we will provide disclosure about our new business and operations as required in our periodic filings with the SEC.

(2)	Reverse Stock Split

We believe that a 1:30 reverse stock split affecting our outstanding shares of common stock is prudent in order to assure that a sufficient number of shares of our common stock is available for issuance in the future if our Board of Directors deems it to be in our and our stockholders’ best interests. Given our current and foreseeable business plans relating to our new line of business, and in order to accommodate fundraising and other opportunities involving the issuance of our common stock, we anticipate that we may need to ultimately utilize the approximately 197 million authorized but unissued shares of common stock that will be available for issuance post-reverse stock split.

The authorized but unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings, licensing and acquisition transactions or as compensation for services. Our Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for a regularly scheduled meeting of stockholders in order to increase our authorized capital. If in a particular transaction stockholder approval were required, by law or any stock exchange rules or were otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders for their approval notwithstanding that we may have the requisite number of authorized and unissued shares to consummate the transaction without such stockholder approval.

As of the July Record Date, there were 89,729,176 shares of our common stock outstanding. There are no outstanding warrants, options or similar instruments or commitments to issues shares of our common stock.  Our Certificate of Incorporation authorizes 200,000,000 shares of Common Stock.  As a result, on the July Record Date, the number of authorized but unissued shares of our common stock was 110,270,824. As of the July Record Date, the fair market value of our common stock was $0.025 per share of common stock (the last reported price on the Over-the-Counter Bulletin Board on July 24, 2009).  After the reverse stock split occurs, there will be 2,990,972.53 shares of our common stock outstanding.  By effecting the reverse stock split, we will be able to increase the number of our authorized but unissued common stock by an additional 87 million shares. This increase in the authorized but unissued common stock will assist Aquamer in effectuating the transactions described above as deemed in the best interests of our stockholders by our Board of Directors from time to time. The Company has chosen a reverse stock split rather than an increase in the authorized number of shares of its capital stock in order to keep its capitalization at a reasonable and marketable level. In addition, the Company believes that given the presently low market value of its common stock, it may be required to issue an elevated number of shares of its capital stock to raise sufficient capital or enter into licensing agreements or other arrangements.

As a result of the 1:30 reverse stock split, some holders of our common stock may hold fractional shares. As permitted by our Certificate of Incorporation and the General Corporation Laws of the State of Delaware, we will recognize all holders of fractional shares. As a result, the number of stockholders of Aquamer will remain the same both before and after the reverse stock split, and each stockholders’ percentage of beneficial ownership and economic interest in Aquamer will remain the same both before and after the reverse stock split. We are not asking you to send in your stock certificates. Upon request, our transfer agent will issue a stock certificate representing the shares held by you after the reverse stock split is effectuated, included a stock certificate representing any fractional shares of our common stock.

The Amendment is not intended to have any anti-takeover effect. However, our stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of our company or the Board of Directors more difficult or time consuming, and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of common stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving our company. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

On the June Record Date, the following additional action was taken based upon the written consent of the consenting Majority Stockholders:

Election of Directors

Messrs. Ivan Berkowitz, Michael O’Hara and Marshall Sterman are currently the members of our Board of Directors. The Board was previously comprised of Mr. Sterman and Mr. Steven Preiss, the Company’s current Research Coordinator. In connection with Mr. Preiss’ resignation from the Board, pursuant to the Company’s By-laws, Mr. Sterman resolved by written consent dated June 24, 2009 to enlarge the Board to three (3) members, and Messrs. Berkowitz and O’Hara were appointed by Mr. Sterman to fill the vacancy caused by Mr. Preiss’ resignation and to fill the additional third seat on the Board caused by the enlargement to three (3) members. In addition, all of the members of the Board of Directors have been elected for one (1) year terms by the Majority Stockholders by written consent dated June 24, 2009, to be effective as of ________, 2009 which is approximately twenty (20) calendar days after the date of the mailing of this Information Statement.

The following is a brief description of the backgrounds of our director and executive officers.

Marshall Sterman, age 77, has served as the President and a member of the Board of Directors of our Company since August 25, 2006, at which time it was a wholly owned subsidiary of Bellacasa. Mr. Sterman has continued as President and Director of Aquamer since it became an independent public company by virtue of the spin-off by Bellacasa to its shareholders on March 5, 2007. Since 1986, Mr. Sterman has been the President of The Mayflower Group, LTD., a merchant banking firm. Mr. Sterman also is a member of the Board of Directors of Andover Medical, Inc., and serves as Chairman of WiFiMed Holdings Company, Inc. (formerly Bellacasa) and Chairman of Medical Solutions Management, Inc. Mr. Sterman was granted a B.A. from Brandeis University and MBA from Harvard University.

Michael J. O’Hara, age 52, has been involved in the field of technology since 1984. He currently services as a Systems Engineer Director overseeing the 1,500 person, $4 billion dollar Advanced EHF Program for Lockheed-Martin Space Systems. In January, 2008, he was delegated Deputy Program Manager with responsibilities for the entire program. Mr. O’Hara has been with Lockheed since 2002 in various scientific/management positions involving the U.S. government’s defense meteorological space satellite programs. Mr. O’Hara joined NetCurrents Information Services, Inc. in 2000 as a Vice-President of Technical Operations, where he was in charge of a 30 person staff responsible for programming NetCurrents’ technology and the development of new applications. Prior to joining NetCurrents, Mr. O’Hara spent from 1984–2000 with Hughes Aircraft Company in various technical and management positions. Mr. O’Hara holds a BS, Physics (Magna Cum Laude), University of Massachusetts, MS, Physics, University of Illinois, and MS, Computer Science, University of Illinois.

Ivan Berkowitz, PhD, age 63, has over 30 years of professional experience in the financial and real estate markets, he has acted as an international and corporate advisor on matters that pertain to corporate structure and governance, transfer pricing, EEC anti-trust law, mergers and international syndication. Since 2003 he has been Chairman of Great Court Capital, a merchant banking firm managing investments for high net worth angels, hedge funds, and institutions. He is a Board Member of the National Council on Economic Education, on the Board of Trustees of Yeshiva University, and a Life Member of the Cambridge Union. Dr. Berkowitz has a PhD in International Law from Cambridge University, an MBA in Finance from Baruch College and a BA in Economics from Brooklyn College.

Board of Directors and Committees

All directors hold office until the next annual meeting of the shareholders and the election of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

In fiscal year 2008, the Board of Directors held two meetings which were attended by Messrs. Steven Preiss and Marshall Sterman, the only members of the Board at such times. In addition, during fiscal year 2008, the Company did not hold an annual meeting of its stockholders, and the Company does not currently have any policy with respect to attendance by members of the Board at annual stockholder meetings.

Audit Committee

Our Board of Directors plans to establish an audit committee and a compensation committee at such time as our Board of Directors determines it is necessary and advisable. As such, we have not adopted an audit committee charter. Presently, our Board of Directors acts as our audit committee. In addition, the Company does not have an “audit committee financial expert” serving on its audit committee because the Company is currently evaluating whether Mr. Michael O’Hara, the independent director on the Board, possesses sufficient financial expertise to serve in this capacity and otherwise meets the criteria of an “audit committee financial expert” as prescribed by the rules and regulations of the SEC.

The Audit Committee will recommend, to the entire Board of Directors, the independent public accountants to be engaged by us; review the plan and scope of our annual audit; review our internal controls and financial management policies with our independent public accountants; and review all related party transactions.

Nominating Committee

     We do not have a standing nominating committee, and as a result, do not have a nominating committee charter. Our Board of Directors currently performs the nominating committee function for the Company. New directors may also be nominated and elected by the Majority Stockholders. Our Board views the addition of a standing nominating committee as an unnecessary additional expense and process to the Company given its stage of development. The general criteria that our Board uses to select nominees includes the following: individuals’ reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; their willingness and ability to contribute positively to the decision-making process of the Company; their commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; their interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public; their ability to act in the interests of all stakeholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of the Company’s stockholders and to fulfill the responsibilities of a director. The Board of Directors will consider candidates recommended by stockholders using the same procedures and criteria it uses in evaluating its own candidates.

     As referenced above, the Board will consider director candidates recommended by our stockholders, including the Majority Stockholders. In evaluating candidates recommended by our stockholders, the Board of Directors applies the same criteria discussed above. Any stockholder recommendations for director nominees proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed in writing to the President, Aquamer Medical Corp., 350 Merrimack Street, Building 5, Lawrence, MA 01843. There has been no change in procedures for stockholders to submit nominees to the Board.

Compensation Committee

                 We do not have a standing compensation committee. Thus, there is no compensation committee charter. The compensation committee will review and recommend to the Board of Directors compensation and benefits to be paid to our officers and directors. Currently the Board of Directors performs the compensation committee function for the Company. As such, the Board is responsible for evaluating and approving the compensation arrangements for each of the Company’s executive officers. The Board does not delegate such authority to any other individuals. The Board approves all employees’ salaries that are in excess of $100,000. We have not engaged any compensation consultants.

      From time to time, the Board of Directors may establish other committees to facilitate the management of our business.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended

Section 16(a) of the Exchange Act, as amended, requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

We believe that all required filings had been made for the year ended December 31, 2008.

AUDIT COMMITTEE REPORT

The Board of Directors currently serves as our audit committee. The members of the Board meet the experience requirements of the SEC. The audit committee focuses on the following areas:

•	the integrity of the Company’s financial statements; and

•	the independence, qualifications and performance of the Company’s independent registered public accounting firm.

We meet privately with the independent registered public accounting firm who have unrestricted access to the audit committee. We also appoint the independent registered public accounting firm and review their performance and independence from management.

The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us.

During fiscal year 2008, we reviewed the Company’s audited financial statements and met with management to discuss those consolidated financial statements.

We discussed with Michael Cronin, CPA, our independent registered public accountant for the 2008 fiscal year, matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board. We also discussed with management the significant accounting policies utilized by the Company, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements.

We received the written disclosures and the letter from Michael Cronin, CPA, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with Mr. Cronin his independence.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, Mr. Marshall Sterman, who was then the sole member of the Board of Directors and therefore the sole member of the audit committee, recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Audit Committee

Ivan Berkowitz

Marshall Sterman

Michael O’Hara

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: AUDIT AND NON-AUDIT FEES

Fees Paid to Independent Auditors

Our independent auditors for the year ending December 31, 2009 is Michael F. Cronin, CPA.

The following table sets forth information regarding aggregate fees paid to our independent auditors for the fiscal years ended December 31, 2008 and 2007, respectively:

	2008	2007
Audit Fees	$2,500	$3,000
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total:	$2,500	$3,000

    “Audit Related Fees” are for assurance and related services by our independent auditors that are reasonably related to the performance of the audit or review of the financial statements of the Company.

    To ensure compliance with the SEC’s rules regarding auditor independence, any services to be provided by the Company’s independent auditor must be pre-approved by the Company’s Board of Directors, which acts as the Company’s audit committee. The Board of Directors reviews and pre-approves on an annual basis various types of services that may be performed by the independent auditor within specified budget limitations and without specific approval of each engagement.

    The audit committee approves in advance all audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee may pre-approve services. The audit committee requires the independent registered public accounting firm and management to report on actual fees charged for each category of service periodically throughout the year.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Marshall Sterman

Marshall Sterman

President and Chief Executive Officer

______, 2009

Lawrence, MA 01843

Exhibit A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

AQUAMER MEDICAL CORP.

Pursuant to Section 242

of the

Delaware General Corporation Law

____________________________

Aquamer Medical Corp., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.                     The Board of Directors of the Corporation, pursuant to an action by written consent adopted on July 24, 2009 in accordance with Section 141(f) of the Delaware General Corporation Law (the “DGCL”), setting forth amendments (the “Certificate of Amendment”) to the Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”), declaring said amendments to be advisable and directing that said amendments be considered by the stockholders of the Corporation.

2.                     The holders of at least a majority of outstanding capital stock of the Corporation entitled to vote thereon duly approved the Name Change and Reverse Stock Split (each as defined below) as set forth in this Certificate of Amendment by written consent as of July 24, 2009 in accordance with Section 228(a) of the DGCL.

3.                     Pursuant to Section 228(e) of the DGCL, written notice of such stockholder consent shall be given to all stockholders of the Corporation who have not consented in writing to this Certificate of Amendment and the matters set forth in such consent.

4.                     Upon the filing date of this Certificate of Amendment (the “Effective Date”), there is effected a change to the Corporation’s name to “Kwick Search Corporation” (the “Name Change”).

5.                     As of the Effective Date, a one-for-thirty reverse stock split (the “Reverse Stock Split”) of the Corporation’s issued and outstanding shares of common stock, $0.0001 par value per share (“Common Stock”), shall be effected, whereby every THIRTY (30) shares of Common Stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall, automatically without any action on part of the holder thereof, be converted into ONE (1) share of Common Stock (the “New Common Stock”). After giving effect to the Reverse Stock Split, all fractional shares of Common Stock shall be recognized in the books and records of the Corporation and be deemed issued and outstanding. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates representing outstanding shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered were combined pursuant to the terms of this Section 4. Until surrendered by the holder thereof, each Old Certificate shall, from and after the Effective Date, no longer represent the shares of Old Common Stock stated on the face of such Old Certificate but shall be deemed to represent only the number of shares of New Common Stock into which such shares of Old Common Stock were combined as a result of the Reverse Stock Split.

6.	Pursuant to this Certificate of Amendment:
A.	Article One of the Charter shall be deleted and replaced in its entirety with the following:

“The name of the Corporation is Kwick Search Corporation (the “Corporation”).

B.  Section 1 of Article Four of the Charter shall be deleted and replaced in its entirety with the following:

“Section 1. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated respectively “Common Stock” and “Preferred Stock.” The total number of shares of capital stock, which the Corporation shall have authority to issue, is TWO HUNDRED TEN MILLION (210,000,000), of which TWO HUNDRED MILLION (200,000,000) shares shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.0001, and each share of Preferred Stock shall have a par value of $0.0001.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

As of the filing date of this Certificate of Amendment (the “Effective Date”), a one-for-thirty reverse stock split (the “Reverse Stock Split”) of the Common Stock shall be effected, whereby every THIRTY (30) shares of Common Stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall, automatically without any action on part of the holder thereof, be converted into ONE (1) share of Common Stock (the “New Common Stock”). After giving effect to the Reverse Stock Split, all fractional shares of Common Stock shall be recognized in the books and records of the Corporation and be deemed issued and outstanding. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates representing outstanding shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered were combined pursuant to the terms of this Section. Until surrendered by the holder thereof, each Old Certificate shall, from and after the Effective Date, no longer represent the shares of Old Common Stock stated on the face of such Old Certificate but shall be deemed to represent only the number of shares of New Common Stock into which such shares of Old Common Stock were combined as a result of the Reverse Stock Split.”

7.         This Certificate of Amendment shall be effective as of 5:00 p.m. Eastern Time on [DATE].

[signature page follows]

IN WITNESS WHEREOF, Aquamer Medical Corp. has caused this Certificate of Amendment to Restated Certificate of Incorporation to be executed on this __ day of ___, 2009.

AQUAMER MEDICAL CORP.

By:__________________________________

Name:

Title: